Exhibit 99.1

Montage Resources Corporation Announces Reduction in 2019 Activity and Capital Expenditures While Reaffirming Full Year Production Guidance as Operational Synergies and Well Performance Continue to Deliver Outstanding Results

IRVING, TX- July 8, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today provided an operational update for the second quarter 2019 and announced a reduction in its planned activity level for the second half of 2019 along with second quarter earnings release and conference call information.

During the second quarter of 2019, Montage Resources continued to deliver strong performance on its previously announced plan.  The Company currently expects its second quarter 2019 production to be above the high end of its previously announced guidance and to exceed current consensus expectations.  As a result of the Company’s strategy shift designed to dramatically reduce cycle times by more than 30% over the prior year, the Company has been able to realize a number of operational efficiencies that have accelerated the timing and number of wells turned in line during the quarter. These accelerated turn-in-lines, when coupled with exceptional individual well performance, allowed the Company to achieve higher production levels while spending less on a per well basis.  The Company continues to realize service cost reductions in the Appalachian basin, further enhancing its peer leading cost structure to below the $870 per foot level presented with the 2019 plan.  Substantial declines in completed well costs and operating expenses continue to enhance cash operating margins and support robust well economics in the current commodity price environment.

The Company remains committed to a disciplined growth strategy for 2019 that delivers approximately 20% production growth over 2018 while maintaining a strong balance sheet with low leverage, ample liquidity and controlled capital spending.  Given increased operational efficiencies as well as the currently anticipated lower commodity price environment for the second half of 2019, the Company is reducing activity to one gross operated rig from the two gross operated rigs it is currently running.  The Company plans to continue to run one gross operated rig through the remainder of 2019 and will evaluate 2020 activity in order to deliver continued disciplined growth while maintaining an attractive balance sheet.  The reduction in planned activity for the second half of 2019 leads to an approximately $30 million reduction in 2019 capital spending compared to the initial 2019 capital plan of between $375 to $400 million, while targeting significantly more liquids production for the remainder of 2019. The Company is pleased to announce that despite the reduction in planned activity and capital expenditures, it is reaffirming the previously announced full year 2019 production guidance of 520 to 540 MMcfe per day and cash production costs of $1.35 to $1.45 per Mcfe.  The Company remains in a strong financial position with a leverage ratio of below 2.0 and is well hedged with approximately 65% of natural gas production covered for 2019. When considering the Blue Ridge Mountain Resources merger synergies realized to date and the strategic shift in early 2019 that facilitated an increasing liquids well mix, improved cycle times, low-risk development profile, lower well costs, and reduced cash production costs, we believe the Company’s 2020 projected maintenance level of development capital spending is approximately $215 million.  The Company’s high quality asset base and production profile allow the Company flexibility to provide continued production growth in 2020 while focusing on financial discipline and generating free cash flow.  In addition, the Company currently expects its base production decline from 2019 to 2020 to improve from historical levels to approximately 35% to 40% as a result of the revised production profiles of newly completed wells in 2019 as well as a maturing base of production.  Finally, the Company continues to assess opportunities with interested parties for the Flat Castle acreage position in Pennsylvania as well as other non-core asset and infrastructure dispositions that would further enhance its already strong balance sheet.

John Reinhart, President and CEO, commented on the Company’s second quarter 2019 operations and forward-looking capital plan, “The team has continued to exceed our expectations and I am extremely pleased with the level of synergies and productivity gains being realized from the Blue Ridge merger in such a short time, which we believe will continue to drive our per unit cash operating costs lower.  Our disciplined growth strategy and focus on maintaining a strong balance sheet while delivering positive cash flows has not changed. However, continued weakness in commodity prices has made us especially vigilant in protecting our highly advantaged position with a significant amount of liquidity and our resolve to maintain financial and operational flexibility remains unchanged.  As such, we plan to reduce our drilling activity during the second half of 2019, running one operated rig for the remainder of the year.  We believe our performance-driven culture, attractive acreage position, and balanced commitment profile has provided us with enormous flexibility to manage the fundamentals of the business with a focus on delivering value to our stakeholders.”

Earnings Release and Conference Call

The Company will release second quarter 2019 financial and operational results after the market close on Tuesday, August 6, 2019. A conference call to review the Company’s second quarter financial and operational results is scheduled for Wednesday, August 7, 2019, at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Second Quarter 2019 Earnings Call.  A replay of the call will be available through October 8, 2019.  To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13692325.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com.  The webcast will be archived for replay on the Company’s website for six months.

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@mresources.com